UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Commission File Number: 1-10709
PS BUSINESS PARKS, INC.
(Exact name of registrant as specified in its charter)

California (State of Incorporation or Organization)	95-4300881 (I.R.S. Employer Identification No.)

701 Western Avenue Glendale, California (Address of Principal Offices)	91201-2397 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange on Which
Title of Each Class to be Registered	Each Class is to be Registered
Common Stock, $0.01 par value per share	New York Stock Exchange

Depositary Shares Each Representing 1/1,000 of a Share of 7.000% Cumulative Preferred Stock, Series H, $0.01 par value per share	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a Share of 6.875% Cumulative Preferred Stock, Series I, $0.01 par value per share	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a Share of 7.950% Cumulative Preferred Stock, Series K, $0.01 par value per share	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a Share of 7.600% Cumulative Preferred Stock, Series L, $0.01 par value per share	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a Share of 7.200% Cumulative Preferred Stock, Series M, $0.01 par value per share	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a Share of 7.375% Cumulative Preferred Stock, Series O, $0.01 par value per share	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a Share of 6.700% Cumulative Preferred Stock, Series P, $0.01 par value per share	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: Not applicable.
Securities to be registered pursuant to Section 12(g) of the Exchange Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.
     The information required by this Item 1 with respect to the Registrant’s common stock is set forth under the caption “Description of Common Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-3ASR (File No. 333-140972), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on February 28, 2007, which description is incorporated herein by reference.
     A description of the Depositary Shares Each Representing 1/1,000 of a Share of Registrant’s 7.000% Cumulative Preferred Stock, Series H, par value $.01 per share (“Series H Preferred Stock”), is included on the cover page and under the section entitled “Description of Preferred Stock and Depositary Shares” beginning on page S-6 of the prospectus supplement dated January 15, 2004 to prospectus dated June 2, 1999 (relating to Registrant’s Registration Statement on Form S-3 (No. 333-78627), as amended) that was filed by Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Prospectus Supplement”), which Prospectus Supplement shall be deemed to be incorporated herein by reference.
     A description of the Depositary Shares Each Representing 1/1,000 of a Share of Registrant’s 6.875% Cumulative Preferred Stock, Series I, par value $.01 per share (“Series I Preferred Stock”), is included on the cover page and under the section entitled “Description of Preferred Stock and Depositary Shares” beginning on page S-6 of the prospectus supplement dated March 31, 2004 to prospectus dated March 5, 2004 (relating to Registrant’s Registration Statement on Form S-3 (No. 333-112969), as amended) that was filed by Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Prospectus Supplement”), which Prospectus Supplement shall be deemed to be incorporated herein by reference.
     A description of the Depositary Shares Each Representing 1/1,000 of a Share of Registrant’s 7.950% Cumulative Preferred Stock, Series K, par value $.01 per share (“Series K Preferred Stock”) is included on the cover page and under the section entitled “Description of Preferred Stock and Depositary Shares” beginning on page S-6 of the prospectus supplement dated June 24, 2004 to prospectus dated March 5, 2004 (relating to Registrant’s Registration Statement on Form S-3 (No. 333-112969), as amended) that was filed by Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Prospectus Supplement”), which Prospectus Supplement shall be deemed to be incorporated herein by reference.
     A description of the Depositary Shares Each Representing 1/1,000 of a Share of Registrant’s 7.600% Cumulative Preferred Stock, Series L, par value $.01 per share (“Series L Preferred Stock”), is included on the cover page and under the section entitled “Description of Preferred Stock and Depositary Shares” beginning on page S-6 of the prospectus supplement dated August 23, 2004 to prospectus dated March 5, 2004 (relating to Registrant’s Registration Statement on Form S-3 (No. 333-112969), as amended) that was filed by Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Prospectus Supplement”), which Prospectus Supplement shall be deemed to be incorporated herein by reference.
     A description of the Depositary Shares Each Representing 1/1,000 of a Share of Registrant’s 7.200% Cumulative Preferred Stock, Series M, par value $.01 per share (“Series M Preferred Stock”), is included on the cover page and under the section entitled “Description of Preferred Stock and Depositary Shares” beginning on page S-6 of the prospectus supplement dated April 27, 2005 to prospectus dated March 5, 2004 (relating to Registrant’s Registration Statement on Form S-3 (No. 333-112969), as amended) that was filed by Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Prospectus Supplement”), which Prospectus Supplement shall be deemed to be incorporated herein by reference.
     A description of the Depositary Shares Each Representing 1/1,000 of a Share of Registrant’s 7.375% Cumulative Preferred Stock, Series O, par value $.01 per share (“Series O Preferred Stock”), is included on the cover page and under the section entitled “Description of Preferred Stock and Depositary Shares” beginning on page S-5 of the prospectus supplement dated May 18, 2006 to prospectus dated March 5, 2004 (relating to Registrant’s Registration Statement on Form S-3 (No. 333-112969), as amended) that was filed by Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the

Securities Act of 1933, as amended (the “Prospectus Supplement”), which Prospectus Supplement shall be deemed to be incorporated herein by reference.
     A description of the Depositary Shares Each Representing 1/1,000 of a Share of Registrant’s 6.700% Cumulative Preferred Stock, Series P, par value $.01 per share (“Series P Preferred Stock”), is included on the cover page and under the section entitled “Description of Preferred Stock and Depositary Shares” beginning on page S-5 of the prospectus supplement dated January 9, 2007 to prospectus dated March 5, 2004 (relating to Registrant’s Registration Statement on Form S-3 (No. 333-112969), as amended) that was filed by Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Prospectus Supplement”), which Prospectus Supplement shall be deemed to be incorporated herein by reference.
Item 2. Exhibits

Exhibit
Number	Description of Exhibit
1-	Restated Articles of Incorporation (incorporated by reference to Registrant’s Registration Statement on Form S-3 (No. 333-78627)).

2-	Restated Bylaws (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006).

3-	Deposit Agreement relating to Depositary Shares Representing Series H Preferred Stock (incorporated by reference to Exhibit 1 to Registrant’s Form 8-A filed January 16, 2004).

4-	Certificate of Determination relating to Series H Preferred Stock (incorporated by reference to Exhibit 2 to Registrant’s Form 8-A filed January 16, 2004).

5-	Amendment to Certificate of Determination relating to Series H Preferred Stock (incorporated by reference to Registrant’s Current Report on Form 8-K dated October 18, 2004).

6-	Specimen Stock Certificate for Series H Preferred Stock (incorporated by reference to Registrant’s Current Report on Form 8-K dated January 15, 2004).

7-	Deposit Agreement relating to Depositary Shares Representing Series I Preferred Stock (incorporated by reference to Exhibit 1 to Registrant’s Form 8-A filed April 2, 2004).

8-	Certificate of Determination relating to Series I Preferred Stock (incorporated by reference to Exhibit 2 to Registrant’s Form 8-A filed April 2, 2004).

9-	Specimen Stock Certificate for Series I Preferred Stock (incorporated by reference to Registrant’s Current Report on Form 8-K dated March 31, 2004).

10-	Deposit Agreement relating to Depositary Shares Representing Series K Preferred Stock (incorporated by reference to Exhibit 1 to Registrant’s Form 8-A filed June 25, 2004).

11-	Certificate of Determination relating to Series K Preferred Stock (incorporated by reference to Exhibit 2 to Registrant’s Form 8-A filed June 25, 2004).

12-	Specimen Stock Certificate for Series K Preferred Stock (incorporated by reference to Registrant’s Current Report on Form 8-K dated June 24, 2004).

13-	Deposit Agreement relating to Depositary Shares Representing Series L Preferred Stock (incorporated by reference to Exhibit 1 to Registrant’s Form 8-A filed August 25, 2004).

14-	Certificate of Determination relating to Series L Preferred Stock (incorporated by reference to Exhibit 2 to Registrant’s Form 8-A filed August 25, 2004).

Exhibit
Number	Description of Exhibit
15-	Specimen Stock Certificate for Series L Preferred Stock (incorporated by reference to Registrant’s Current Report on Form 8-K dated August 23, 2004).

16-	Deposit Agreement relating to Depositary Shares Representing Series M Preferred Stock (incorporated by reference to Exhibit 1 to Registrant’s Form 8-A filed April 29, 2005).

17-	Certificate of Determination relating to Series M Preferred Stock (incorporated by reference to Exhibit 2 to Registrant’s Form 8-A filed April 29, 2005).

18-	Specimen Stock Certificate for Series M Preferred Stock (incorporated by reference to Registrant’s Current Report on Form 8-K dated August 27, 2005).

19-	Deposit Agreement relating to Depositary Shares Representing Series O Preferred Stock (incorporated by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K dated May 18, 2006).

20-	Certificate of Determination relating to Series O Preferred Stock (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K dated May 18, 2006).

21-	Amendment to Certificate of Determination relating to Series O Preferred Stock (incorporated by reference to Registrant’s Current Report on Form 8-K August 10, 2006).

22-	Specimen Stock Certificate for Series O Preferred Stock (incorporated by reference to Registrant’s Current Report on Form 8-K dated May 18, 2006).

23-	Deposit Agreement relating to Depositary Shares Representing Series P Preferred Stock (incorporated by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K filed January 10, 2007).

24-	Certificate of Determination relating to Series P Preferred Stock (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed January 10, 2007).

25-	Specimen Stock Certificate for Series I Preferred Stock (incorporated by reference to Registrant’s Current Report on Form 8-K dated January 9, 2007).
SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PS BUSINESS PARKS, INC.
Date: September 8, 2008	By:	/s/ Stephanie G. Heim
Stephanie G. Heim
Vice President and Counsel